Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-118113 and 333-196274 on Form S-8 and Registration Statement No. 333-267358 of Form S-3 of our reports dated February 21, 2023, relating to the financial statements of Vector Group Ltd. and the effectiveness of Vector Group Ltd.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Miami, Florida

February 21, 2023